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                                                                    EXHIBIT 4.11


                            FORM OF FACE OF SECURITY

      (If the Security is an Original Issue Discount Security, insert--for purposes of Section 1272 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of original issue discount (as defined in Section 1273 (a)
(1) of the Code and Treasury Regulation Section 1.1273-l(a) with respect to this Security is _______, the issue price (as defined in Treasury Regulation Section 1.1273-2) of this Security is _______, the Issue Date (as defined in Section 1275(a)(2) of the Code and Treasury Regulation Section 1.1273-2) of this Security is _______ and the yield to maturity of this Security is _______).

                                   Kforce Inc.
                               __________________

No. ________                                                       ($)________

      Kforce Inc., a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of $_______ on ________. (If the Security is to bear interest prior to Maturity, insert --, and to pay interest thereon from _______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, (semi-annually) (quarterly) (monthly) in arrears on ________ and in each year, commencing _________, at the rate of _______% per annum, until the principal hereof is paid or made available for payment (If applicable insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ________% per annum on any overdue principal and premium and on any overdue installment of interest). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ of (whether or not a Business Day), as the case maybe, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which
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the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.)

      (If the Security is not to bear interest prior to Maturity, insert--The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of _______% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of _______% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.)

      Payment of the principal of, and premium, if any, and (if applicable, insert--any such) interest on this Security will be made at the office or agency of the Company maintained for that purpose in _______, in Dollars (if applicable, insert--; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in this Security Register).

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                              Kforce Inc.


                                      By:
                                         ---------------------------------------
Attest:
        ----------------------------
(SEAL)
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                           FORM OF REVERSE OF SECURITY

      This Security is one of a duly authorized issue of securities of the Company (herein called the called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of __________, 200__ (herein called the "Indenture"), between the Company and __________________________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (limited in aggregate principal amount to $______). (If applicable, insert--The Securities of this series are subject to redemption upon not less than 30 nor more than 45 days' notice by first class mail, (if applicable, insert--(1) on _______ in any year commencing with the year _______ and ending with the year _______ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)) at any time (on or after _______,), as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

      If redeemed (on or before _______, _______%, and if redeemed) during the 12-month period beginning _______ of the years indicated, Year _______ Redemption Price _______ Year _______ Redemption Price and thereafter at a Redemption Price equal to _______ of the principal amount, together in the case of any such redemption (if applicable, insert -- (whether through operation of the sinking fund or otherwise)) with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.)

      (If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 nor more than 45 days' notice by first class mail, (1) on _______ in any year commencing with the year _______ and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time (on or after _______), as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:
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      If redeemed during a 12-month period beginning _______ of the years indicated, Redemption Price for Redemption Price for Redemption Through Redemption Otherwise Operation of the Than Through Operation Year Sinking Fund of the Sinking Fund and thereafter at a Redemption Price equal to _______ % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.)

      (Notwithstanding the foregoing, the Company may not, prior to _______ redeem any Securities of this series as contemplated by (clause (2) of) the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than _______% per annum.)

      (The sinking fund for this series provides for the redemption on in each year beginning with the year _______ and ending with the year _______ of (not less than) $ _______ (("mandatory sinking fund") and not more than $ aggregate principal amount of Securities of this series.) (Securities of this series acquired or redeemed by the Company otherwise than through (mandatory) sinking fund payments may be credited against subsequent (mandatory) sinking fund payments otherwise required to be made--in the (inverse) order in which they become due.)

      (In the event of redemption of this Security in part only a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.)

      (If the Security is not an Original Issue Discount Security, insert -- If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.) (If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal -- insert formula for determining the amount.) Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.
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      This Security is a senior unsecured obligation of the Company and will rank pari passu in right of payment with all other senior unsecured obligations of the Company.

      This Security is subject to Defeasance as described in the Indenture. The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of ($1,000) and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets (If other covenants are applicable pursuant to the provisions of Section 3.1, insert here). All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

      (If applicable, insert -- Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.)

      All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
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                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

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(Insert assignee's social security or tax I.D. number)
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(Print or type assignee's name, address and zip code)

and irrevocably appoint                                  agent to transfer this
                        --------------------------------
Security on the books of the Company. The agent may substitute another to act for him.

Dated:                        Your Signature:
      --------------                          ------------------------------
                                             (Sign exactly as your name
                                             appears on the other side of this
                                             Security)

Signature Guaranty:

                        -----------------------------------------------------
                        (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in accordance with the Exchange Act.)

Social Security Number or Taxpayer Identification Number:
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